EXHIBIT 23






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Current Report (Form 8-K) of our reports dated January 21, 1999, included and incorporated by reference in Ameritech Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this Current Report.



                                                   ARTHUR ANDERSEN LLP



Chicago, Illinois
October 29, 1999